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                                                                    Exhibit 10.2
                             CONSULTING AGREEMENT

        THIS CONSULTING AGREEMENT made and entered into this 9th day of February, 1996, by and between FIRST NATIONAL BANK OF MCMINNVILLE (the "Bank") and ROBERT W. JONES ("Consultant");

        WHEREAS, Consultant has agreed to perform certain consulting services for the Bank; and

        WHEREAS, the Bank desires to retain the services of Consultant; and

        NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

        1.       CONSULTING SERVICES.     Consultant agrees to provide the
following services:

        (a)      to serve as Chairman of the Board of Directors;

        (b) act as liaison between the Board of Directors, Senior Management and the Bank staff;

        (c)      recruit new Board members as needed;

        (d) to attend Bank related functions as is deemed necessary by the Board of Directors.

        2.       COMPENSATION.    As compensation for the consulting services
provided by Consultant, the Bank agrees to pay the Consultant on the first
(1st) of every month the amount of $1,000.00, which equates to an annual consulting fee of $12,000.00. The first payment shall be due February 1, 1996. The Consultant shall under no circumstances be deemed an employee of the Bank and Consultant shall be responsible for self-employment tax on all consulting fees received. The Consultant shall not be eligible to participate in any employee pension or profit sharing plans.

        3. ATTENDANCE TO NATIONAL, STATE AND LOCAL MEETINGS. The Bank and the Consultant mutually agree that in order for the Consultant to properly perform his consulting services, the Consultant shall attend meetings. For example

        (a)      Tennessee Bankers Association;
        (b)      American Bankers Association; and
        (c)      Other Bank related meetings.

        The Consultant and his employees shall attend the meetings set out above unless it is deemed unnecessary by Consultant. All expenses of attendance of the meetings including travel, lodging, meals and entertainment expenses shall be reimbursed to the Consultant by the Bank.

        4. ENTERTAINMENT EXPENSES. The Consultant shall be expected to perform a limited amount of entertaining in his role as Chairman of the Board of Directors with said expenses being reimbursed by the Bank. The Consultant shall provide full documentation of all expenditures when submitting any request for reimbursement.

        5.       CIVIC ORGANIZATIONS.     The Bank believes that it is
necessary in order for the Consultant to fulfill his consulting obligations for the Consultant to be an active member in various civic and community organizations such as Rotary, etc. The Consultant shall pay all the costs including, but not limited to, dues associated with said organizations.
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        6.       SECRETARIAL AND OFFICE SPACE.     The Bank shall provide an
office for the Chairman to use on an as-needed basis at the Bank and shall provide secretarial services and other support services as are necessary for the Consultant to properly perform his consulting services.

        7.       TERM.   This Consulting Agreement shall begin on January 1,
1996 and shall be renewed annually as long as Robert W. Jones serves as Chairman of the Board. This Consulting Agreement shall automatically be terminated upon the death of the Consultant. The Consultant's estate shall be entitled to receive payment for all expenditures incurred by the Consultant on behalf of the Bank for which Consultant is entitled to reimbursement.

        8. Any notice required or desired to be given pursuant to this Agreement shall be in writing and mailed to the parties at the following addresses:

        If to Consultant:

        Mr. Robert W. Jones



        If to Bank:

        First National Bank
        200 East Main Street
        McMinnville, TN 37110

        9.       GOVERNING LAW.   This Agreement shall be governed by Tennessee
Law.

        10.      ENTIRE AGREEMENT.        This Agreement contains the entire
understanding of the parties. It may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

        IN WITNESS WHEREOF; the parties have executed this Agreement on the date first written above.

                                         FIRST NATIONAL BANK OF MCMINNVILLE



                                         By:/s/ Charles Jacobs
                                            ----------------------------------

                                         Title: Pres.
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                                          /s/ Robert W. Jones
                                          ------------------------------------
                                          Robert W. Jones